2,850,000 Shares

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

COMMON SHARES OF BENEFICIAL INTEREST, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

September 10, 2013

September 10, 2013

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
UBS Securities LLC
RBC Capital Markets, LLC

as representatives of the several
Underwriters named in Schedule I hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

UBS Securities LLC
299 Park Avenue
New York, New York 10171

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 8th Floor
New York, New York 10281

Ladies and Gentlemen:

Fiduciary/Claymore MLP Opportunity Fund, statutory trust organized under the laws of the State of Delaware (the “Fund”), is a non-diversified closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 2,850,000 shares of its common shares of beneficial interest, par value $0.01 per share (the “Firm Shares”). The Fund also proposes to issue and sell to the several Underwriters not more than an additional 427,500 shares of its common shares of beneficial interest, par value $0.01 per share (the “Additional Shares”) if and to the extent that you, as Manager of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares of beneficial interest, par value $0.01 per share of the Fund are hereinafter referred to as the “Common Shares.”

Guggenheim Funds Investment Advisors, LLC (“Guggenheim” or the “Adviser”) acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between Guggenheim and the Fund (the “Investment Advisory Agreement”).

Advisory Research, Inc. (“Sub-Adviser”) acts as the Fund’s investment sub-adviser pursuant to a Transfer and Assumption Agreement dated March 30, 2012 by and among the Fund, the Adviser, the Sub-Adviser and certain affiliates of the Sub-Adviser (the “Transfer and Assumption Agreement”), by which the Sub-Adviser undertook to assume, perform and discharge, from and after that date, all duties and obligations of the predecessor investment sub-adviser arising under the Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) originally executed by the Fund, Adviser and Fiduciary Asset Management, LLC, a Missouri limited liability company.

The Investment Company Act and the Securities Act of 1933, as amended (the “Securities Act”), are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-188687 and 811-21652), including a base prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, 430B or 430C of the Rules and Regulations, is hereinafter referred to as the “Registration Statement.” The base prospectus, dated June 20, 2013, filed with the Commission in accordance with Rule 497(c) of the Rules and Regulations (the “Base Prospectus”), together with the prospectus supplement in the form first used to confirm sales of Shares, including the statement of additional information incorporated therein by reference, is hereinafter referred to as the “Prospectus.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and “Time of Sale Prospectus” means the Base Prospectus together with the preliminary prospectus supplement, dated

September 9, 2013, including the statement of additional information incorporated therein by reference, and each Omitting Prospectus identified on Schedule II hereto as a Retail Omitting Prospectus and the pricing information set forth on Schedule III hereto, all considered together. As used herein, the terms “Registration Statement,” “preliminary prospectus supplement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, including the statement of additional information.

1.      Representations and Warranties of the Fund. The Fund represents and warrants to each of the Underwriters as of the date hereof that:

(a)      The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Fund, threatened by the Commission. The Fund meets the requirements to use the shelf registration provisions of Rule 415(a)(1)(x) under the Securities Act as set forth in currently effective “no-action” letters of the Staff of the Commission and is in compliance with such requirements.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any

Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

(c)      The Fund has been duly formed, has a legal existence and is in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund (a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(d)      The Fund is registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act). For purposes of the last sentence of this Section 1(d), the Fund shall be entitled to rely on the representations from such trustees.

(e)      This Agreement has been duly authorized, executed and delivered by the Fund.

(f)       None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under this Agreement, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene (x) the Agreement and Declaration of Trust and by-laws of the Fund, (y) any agreement or other instrument binding upon the Fund that is material to the Fund or (z) any provision of applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic, except, in the case of (y) and (z) above, where such contravention would not have a Fund Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under this Agreement, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as which the failure to obtain would not have a Fund Material Adverse Effect or an adverse effect on any Underwriter.

(g)      The authorized capital stock of the Fund conforms in all material respects to the description thereof contained under the heading “Description of Capital Structure” in each of the Time of Sale Prospectus and the Prospectus, and the Agreement and Declaration of Trust and by-laws of the Fund and this Agreement conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h)      The Agreement and Declaration of Trust and by-laws of the Fund comply in all material respects with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Trustees have been obtained and are in full force and effect.

(i)       The Fund is not currently in breach of, or in default under, any material written agreement or instrument to which it or its property is bound or affected, which breach could reasonably be expected to have a Fund Material Adverse Effect.

(j)       The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable (except as provided by the last sentence of Section 3.8 of the Fund’s Agreement and Declaration of Trust).

(k)      The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as provided by the last sentence of Section 3.8 of the Fund’s Agreement and Declaration of Trust), and the issuance of the Shares will not be subject to any preemptive or similar rights.

(l)       The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York

Stock Exchange, subject to official notice of issuance. The Fund’s Registration Statement on Form 8-A under the Exchange Act is effective.

(m)      Each Omitting Prospectus, if any, (i) complies in all material respects with the requirements of Rule 482, (ii) does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) if required to be filed with FINRA under the rules and regulations of FINRA were provided to you or your counsel for filing. Except for the Omitting Prospectuses identified on Schedule II hereto, the Fund has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any prospectus in reliance upon Rule 482.

(n)      There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(o)      There are no legal or governmental proceedings pending or, to the knowledge of the Fund, threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Fund Material Adverse Effect, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(p)      The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Fund Material Adverse Effect.

(q)      Each preliminary prospectus supplement filed as part of the Registration Statement, at the time it became effective, or as part of any subsequent amendment thereto, or filed pursuant to Rule 497 under the Securities Act after the time it became effective, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

(r)      The statement of assets and liabilities included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes to such statements, presents fairly in all material respects the financial position of the Fund as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles. Ernst & Young LLP, whose report appears in the Time of Sale Prospectus and the Prospectus and who have certified the financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.

(s)      There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.

(t)      All advertisements authorized by the Fund for use in the offering of the Shares complied and will comply in all material respects with the requirements of the Acts, the applicable Rules and Regulations and the rules and regulations of FINRA and there are no such advertisements authorized by the Fund other than (i) the Omitting Prospectuses identified in Schedule II hereto and (ii) any advertisement that complies with Rule 135a of the Rules and Regulations and that you have approved in writing.

(u)      There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(v)      The expense summary information set forth in the Time of Sale Prospectus and the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, comply in all material respects with the requirements of Form N-2.

(w)      Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than ordinary and customary dividends or distributions); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x)      The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, except the absence of which, either individually or in the aggregate, would not have a Fund Material Adverse Effect, and the Fund has not received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would be reasonably likely to have a Fund Material Adverse Effect.

(y)      The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the

Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

(z)      Neither the Fund nor, to the knowledge of the Fund, any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(aa)                 Neither the Fund nor any of its trustees or officers, on behalf of the Fund, nor, to the Fund’s knowledge, any employee, agent or representative of the Fund, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Fund conducts its businesses in compliance with applicable anti-corruption laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”).

(bb)                 The operations of the Fund are conducted in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(cc)                 (i) The Fund represents that neither the Fund, any trustee or officer, nor, to the knowledge of the Fund, any employee, agent or representative of the Fund, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or other applicable U.S. sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Fund represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Fund has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

2.      Representations and Warranties of the Adviser. The Adviser represents and warrants to each of the Underwriters as of the date hereof that:

(a)      The Adviser has been duly formed, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser (an “Adviser Material Adverse Effect”). The Adviser has no subsidiaries.

(b)      The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Time of Sale Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Adviser, threatened by the Commission.

(c)      This Agreement, the Investment Advisory Agreement and the Sub-Advisory Agreement (collectively, the “Guggenheim Agreements”) have been duly authorized, executed and delivered by the Adviser.

(d)      The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under the Guggenheim Agreements will not contravene (x) the operating agreement or by-laws of the Adviser, (y) any agreement or other instrument binding upon the Adviser that is material to the Adviser or (z) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, whether foreign or domestic, except, in the case of (y) and (z) above, where such contravention would not have an Adviser Material Adverse Effect. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Adviser of its obligations under the Guggenheim Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as would not have an Adviser Material Adverse Effect or an adverse effect on any Underwriter.

(e)      There are no legal or governmental proceedings pending or, to the knowledge of the Adviser, threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have an Adviser

Material Adverse Effect, or on the power or ability of the Adviser to perform its obligations under the Guggenheim Agreements or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(f)      The Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the foregoing would not have an Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(g)      The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by the Investment Advisory Agreement.

(h)      The Investment Advisory Agreement and the Sub-Advisory Agreement are in full force and effect and neither the Adviser nor, to the knowledge of the Adviser, any other party to the Investment Advisory Agreement or the Sub-Advisory Agreement, is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Adviser under such document.

(i)       All information furnished by the Adviser for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Adviser, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and Prospectus, in light of the circumstances under which such information is provided).

(j)       There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(k)      Neither the Adviser nor any of its directors, partners, managers or officers, on behalf of the Adviser, nor, to the Adviser’s knowledge, any employee, agent or representative of the Adviser, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Adviser conducts its businesses in compliance with applicable anti-corruption laws, including the FCPA.

(l)      The operations of the Adviser are conducted in material compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(m)(i) The Adviser represents that neither the Adviser, any director or officer, nor, to the knowledge of the Adviser, any employee, agent or representative of the Adviser, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Adviser represents and covenants that it will not, directly or indirectly, use, or cause or direct the Fund to use, the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Adviser represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3.      Representations and Warranties of the Sub-Adviser. The Sub-Adviser represents and warrants to each of the Underwriters as of the date hereof that:

(a)      The Sub-Adviser has been duly organized, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Sub-Adviser (a “Sub-Adviser Material Adverse Effect”). The Sub-Adviser has no subsidiaries.

(b)      The Sub-Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Sub-Advisory Agreement as an investment sub-adviser to the Fund as contemplated by the Time of Sale Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Sub-Adviser, threatened by the Commission.

(c)      This Agreement and the Transfer and Assumption Agreement (collectively, the “ARI Agreements”) have been duly authorized, executed and delivered by the Sub-Adviser.

(d)      The execution and delivery by the Sub-Adviser of, and the performance by the Sub-Adviser of its obligations under the ARI Agreements will not contravene (x) the Amended and Restated Certificate of Incorporation or by-laws of the Sub-Adviser, (y) any agreement or other instrument binding upon the Sub-Adviser that is material to the Sub-Adviser or (z) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Sub-Adviser, whether foreign or domestic, except, in the case of (y) and (z) above, where such contravention would not have a Sub-Adviser Material Adverse Effect.

(e)       The performance by the Sub-Adviser of its obligations under the Sub-Advisory Agreement will not contravene (x) the Amended and Restated Certificate of Incorporation or by-laws of the Sub-Adviser, (y) any agreement or other instrument binding upon the Sub-Adviser that is material to the Sub-Adviser or (z) any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Sub-Adviser, whether foreign or domestic, except, in the case of (y) and (z) above, where such contravention would not have a Sub-Adviser Material Adverse Effect.

(f)       No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Sub-Adviser of its obligations under the ARI Agreements or the Sub-Advisory Agreement, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or such as would not have a Sub-Adviser Material Adverse Effect or an adverse effect on any Underwriter.

(g)      There are no legal or governmental proceedings pending or, to the knowledge of the Sub-Adviser, threatened to which the Sub-Adviser is a party or to which any of the properties of the Sub-Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Sub-Adviser Material Adverse Effect, or on the power or ability of the Sub-Adviser to perform its obligations under the ARI Agreements or the Sub-Advisory Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(h)      The Sub-Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a Sub-Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(i)      The Sub-Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by the Sub-Advisory Agreement.

(j)      The Sub-Advisory Agreement is in full force and effect and neither the Sub-Adviser nor, to the knowledge of the Sub-Adviser, any other party to the Sub-Advisory Agreement, is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Sub-Adviser under such document.

(k)      All information furnished by the Sub-Adviser for use in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Sub-Adviser (the “Sub-Adviser Information”), does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading (in the case of the Time of Sale Prospectus and Prospectus, in light of the circumstances under which such information is provided).

(l)      There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Sub-Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Sub-Adviser which are material to the Sub-Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(m)    Neither the Sub-Adviser nor any of its directors, partners, managers or officers, on behalf of the Sub-Adviser, nor, to the Sub-Adviser’s knowledge, any employee, agent or representative of the Sub-Adviser, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Sub-Adviser conducts its businesses in compliance with applicable anti-corruption laws, including the FCPA.

(n)      The operations of the Sub-Adviser are conducted in compliance with the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sub-Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Sub-Adviser, threatened.

(o) (i) The Sub-Adviser represents that neither the Sub-Adviser, any director or officer, nor, to the knowledge of the Sub-Adviser, any employee, agent or representative of the Sub-Adviser, is a Person that is, or is owned or controlled by a Person that is:

(A) the subject of any Sanctions, nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Sub-Adviser represents and covenants that it will not, directly or indirectly, use, or cause or direct the Fund to use, the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Sub-Adviser represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

4.      Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $24.202 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 427,500 Additional Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Fund and paid or payable on the Firm Shares, but not payable on the Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Fund hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC and RBC Capital Markets, LLC on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3)

file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, other than a registration statement allowing for delayed offerings of Common Shares pursuant to Rule 415 of the Rules and Regulations, provided that no such registration statement may be filed until November 11, 2013, provided further that no offers or sales from such registration statement may be made during the 60-day restricted period. Notwithstanding the foregoing, if (x) during the last 17 days of the 60-day restricted period the Fund issues an earnings release or material news or a material event relating to the Fund occurs, or (y) prior to the expiration of the 60-day restricted period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Fund will provide Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC and RBC Capital Markets, LLC on behalf of the Underwriters, and each individual subject to the restricted period pursuant to the lock up letters described in paragraph 7(i) with prior notice of any such announcement that gives rise to an extension of the restricted period. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder or any Common Shares issued pursuant to the Plan.

5.      Terms of Public Offering. The Fund, the Adviser and the Sub-Adviser are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Fund, the Adviser and the Sub-Adviser are further advised by you that the Shares are to be offered to the public initially at $0.61 a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $24.60 a share under the Public Offering Price.

6.      Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on September 13, 2013, or at such other time on the same or such other date, not later than 10 business days after Closing Date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October 30, 2013, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

7.      Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)      Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Fund, the Adviser or the Sub-Adviser from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)      The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Fund, the Adviser and the Sub-Adviser, to the effect that the representations and warranties of the Fund, the Adviser and the Sub-Adviser, respectively, contained in this Agreement are true and correct as of the Closing Date and that each of the Fund, the Adviser and the Sub-Adviser, respectively, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)      Each of the Fund, the Adviser and the Sub-Adviser shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d)      The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Fund, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(e)      The Underwriters shall have received on the Closing Date an opinion of the general counsel of the Adviser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(f)       The Underwriters shall have received on the Closing Date an opinion of Dechert LLP, counsel for the Sub-Adviser, dated the Closing Date, to the effect set forth in Exhibit C hereto.

(g)      The Underwriters shall have received on the Closing Date the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

The opinions of Skadden, Arps, Slate, Meagher & Flom LLP, the general counsel of the Adviser and Dechert LLP described in Sections 7(d), 7(e) and 7(f) above, respectively, shall be rendered to the Underwriters at the request of the Fund, the Adviser and the Sub-Adviser, respectively, and shall so state therein.

(h)      The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)       The “lock up” agreements, each substantially in the form of Exhibit D hereto, between the Underwriters and officers of the Fund and the Adviser and the Sub-Adviser delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)       All filings, applications and proceedings taken by the Fund in connection with the registration of the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

(k)      No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of Guggenheim or the Sub-Adviser as a registered investment adviser under the Advisers Act.

(l)      The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund, the Adviser and the Sub-Adviser, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Skadden, Arps, Slate, Meagher & Flom LLP, general counsel of the Adviser, Dechert LLP and Simpson Thacher & Bartlett LLP to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.

8.      Covenants of the Fund, the Adviser and the Sub-Adviser. In further consideration of the agreements of the Underwriters herein contained, the Fund, the Adviser and the Sub-Adviser covenant and agree with each Underwriter as follows:

(a)      To notify you as soon as practicable, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 8(h) below which in the judgment of the Fund makes any statement in the Registration Statement the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(b)      To furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(d) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c)      Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)      To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(e)      If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus materially conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer materially conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)      The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus.

(g)      The Fund, the Adviser and the Sub-Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(h)      If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(i)       To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(j)       To make generally available to the Fund’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations, including Rule 158, of the Commission thereunder.

(k)      Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund, the Adviser and the Sub-Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus supplement, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund and travel and lodging expenses of the representatives and officers of the Fund and any such consultants, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(l)       The Fund will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on October 29, 2013 would be entitled to receive the full amount thereof.

9.      Indemnity and Contribution. (a) (i) The Fund agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent or joint venture partner of any Underwriter and each director, officer, employee or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus supplement (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.

(ii)                      The Adviser agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent or joint venture partner of any Underwriter and each director, officer, employee or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Adviser Information in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus supplement (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state in the Adviser Information a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund or the Adviser in writing by such Underwriter through you expressly for use therein.  The Adviser will not be liable to any such indemnified party in any such case except to the extent that the Fund has failed to indemnify and hold harmless such indemnified party pursuant to paragraph (a)(i) in respect of such losses, claims, damages or liabilities after such indemnified party has made a claim of the Fund.

(iii)                      The Sub-Adviser agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent or joint venture partner of any Underwriter and each director, officer, employee or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Sub-Adviser Information in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus supplement (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state in the Sub-Adviser Information a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund or the Sub-Adviser in writing by such Underwriter through you expressly for use therein. The Sub-Adviser will not be liable to any such indemnified party in any such case except to the extent that the Fund has failed to indemnify and hold harmless such indemnified party pursuant to paragraph (a)(i) in respect of such losses, claims, damages or liabilities after such indemnified party has made a claim of the Fund.

(b)      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund, the Adviser, the Sub-Adviser, each of their respective directors, trustees or managers (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund, the Adviser or the Sub-Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund, the Adviser and the Sub-Adviser to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus supplement (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or any amendments or supplements thereto.

(c)      In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are agents or joint venture partners of any Underwriter and all persons who are directors, officers, employees or affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for each of the Adviser and the Sub-Adviser, together with their respective directors, trustees or managers, as the case may be, and each person, if any, who controls the Adviser or the Sub-Adviser within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and agents, joint venture partners, directors, officers, employees and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., UBS Securities LLC and RBC Capital Markets, LLC. In the case of any such separate firm for the Fund, and such trustees, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Adviser or the Sub-Adviser and their respective directors, trustees or managers, as the case may be, and their control persons, such firm shall be designated in writing by the Adviser or the Sub-Adviser, as the case may be. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, such indemnifying party shall have received notice of the material terms of such settlement at least 30 days prior to such settlement being entered into and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)      To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Adviser and the Sub-Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Fund, the Adviser and the Sub-Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund, the Adviser and the Sub-Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund, the Adviser and the Sub-Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, the Adviser or the Sub-Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)      The Fund, the Adviser and the Sub-Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)      The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Fund, the Adviser and the Sub-Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any agent or joint venture partner of any Underwriter or any director, officer, employee or affiliate of any Underwriter or by or on behalf of the Adviser or the Sub-Adviser, their officers or directors, trustees or managers or any person controlling the Adviser or the Sub-Adviser or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

(g)      No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

10.      Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of

Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of

Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund, the Adviser or the Sub-Adviser to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund, the Adviser or the Sub-Adviser shall be unable to perform its obligations under this Agreement, the Fund, the Adviser and the Sub-Adviser, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12.      Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Adviser and the Sub-Adviser and the Underwriters with respect to the preparation of any preliminary prospectus supplement, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)      The Fund, the Adviser and the Sub-Adviser acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Adviser, the Sub-Adviser or any other person, (ii) the Underwriters owe the Fund, the Adviser and the Sub-Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund, the Adviser and the Sub-Adviser. The Fund, the Adviser and the Sub-Adviser waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13.      Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.      Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk with a copy to the Legal Department,  if to the Fund, shall be delivered, mailed or sent to 2455 Corporate West Drive, Lisle, Illinois 60532, Attention: Amy G. Lee, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Michael K. Hoffman; if to Guggenheim, shall be delivered, mailed or sent to 2455 Corporate West Drive, Lisle, Illinois 60532, Attention: Kevin M. Robinson; and if to the Sub-Adviser, shall be delivered, mailed or sent to 180 N Stetson Avenue, Suite 5500, Chicago, Illinois 63105, Attention: Christopher D. Crawshaw.

[Signature Pages Follow]

Very truly yours,

FIDUCIARY/CLAYMORE MLP OPPORTUNITY FUND

By:	/s/ Donald C. Cacciapaglia
	Name:	Donald C. Cacciapaglia
	Title:	Chief Executive Officer

GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC

By:	/s/ Donald C. Cacciapaglia
	Name:	Donald C. Cacciapaglia
	Title:	Chief Executive Officer and President

ADVISORY RESEARCH, INC.

By:	/s/ Chris Crawshaw
	Name:	Chris Crawshaw
	Title:	President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
UBS Securities LLC
RBC Capital Markets, LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. LLC

By:	/s/ Susan Portelli
	Name:	Susan Portelli
	Title:	Executive Director
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Deignan
	Name:	Kevin Deignan
	Title:	Managing Director
UBS SECURITIES LLC

By:	/s/ John Key
	Name:	John Key
	Title:	Managing Director

By:	/s/ Harris Baltch
	Name:	Harris Baltch
	Title:	Associate Director

[Signature Page to Underwriting Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Eric Purcell
	Name:	Eric Purcell
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,105,800
Citigroup Global Markets Inc.	937,650
UBS Securities LLC	307,800
RBC Capital Markets, LLC	190,950
Robert W. Baird & Co. Incorporated	230,850
Maxim Group LLC	76,950

Total:	2,850,000

I-1

SCHEDULE II

Omitting Prospectuses

1.	Retail Omitting Prospectus:

None.

2.	Press releases dated September 9, 2013 and September 10, 2013.

II-1

SCHEDULE III

Pricing Information

1.	Price per Share to the Public: $25.21

2.	Number of Shares Sold: 2,850,000

3.	Number of Additional Shares: 427,500

4.	Underwriting discount: 4.0%

III-1